UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2012

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 8, 2012, the Company held its Annual Meeting of Stockholders for which the Board of Directors solicited proxies. At the Annual Meeting, the stockholders voted on and approved the following proposals stated in the Proxy Statement dated March 23, 2012.

1)             Election of nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.  All nominees for director were elected.

Election of Directors:	For	Against	Abstain	Non-Votes
Edward B. Cordes	79,405,860	163,469	414,450	11,975,633
John M. Eggemeyer	73,787,057	5,783,352	413,370	11,975,633
Keith R. Finger	79,401,011	167,733	415,035	11,975,633
Stephen D. Joyce	79,328,587	241,837	413,355	11,975,633
Gail H. Klapper	72,950,805	6,619,361	413,613	11,975,633
Stephen G. McConahey	79,003,020	566,836	413,923	11,975,633
Paul W. Taylor	79,409,769	160,672	413,338	11,975,633
W. Kirk Wycoff	79,385,757	184,099	413,923	11,975,633
Albert C. Yates	78,782,875	741,088	459,816	11,975,633

2)             Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

For	Against	Abstain	Non- Votes
91,732,054	103,459	123,899	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  May 11, 2012